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As filed with the Securities and Exchange Commission on November 5, 2002

Registration No. 333-59362

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 7
TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USA CAPITAL FIRST TRUST DEED FUND, LLC
(Exact name of registrant as specified in governing instruments)

4484 South Pecos Road, Las Vegas, Nevada 89121, (702) 734-2400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph D. Milanowski
4484 South Pecos Road, Las Vegas, Nevada 89121, (702) 734-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Sherwood N. Cook, Esq. and Robert C. Kim, Esq.
Kummer Kaempfer Bonner & Renshaw
3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109, (702) 792-7000

        Approximate date of proposed sale to the public:    As soon as practicable following effectiveness of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.        ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.        ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

  b.
  Exhibits:

          See exhibits listed on the Exhibit Index following the signature page of the Form S-11 which is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Pre-Effective Amendment No. 7 to Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on November 5, 2002.

USA CAPITAL FIRST TRUST DEED FUND, LLC
By:	USA CAPITAL REALTY ADVISORS, LLC, its sole manager
	By:	USA INVESTMENT PARTNERS, LLC, its sole manager
		By:	USA COMMERCIAL MORTGAGE COMPANY, its sole manager
			By:	* Thomas A. Hantges Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Thomas A. Hantges		Director and Chief Executive Officer (Principal Executive Officer) of USA Commercial Mortgage Company, the Manager of USA Investment Partners, LLC, the Manager of USA Capital Realty Advisors, LLC	November 5, 2002
/s/ JOSEPH D. MILANOWSKI Joseph D. Milanowski
		Director, President and Chief Operating Officer (Principal Accounting Officer) of USA Commercial Mortgage Company, the Manager of USA Investment Partners, LLC, the Manager of USA Capital Realty Advisors, LLC	November 5, 2002
* By:	/s/ JOSEPH D. MILANOWSKI Joseph D. Milanowski	Attorney-in-Fact	November 5, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit Name	Page
2.1	Form of Placement Agreement with USA Securities, LLC	**
3.1	Articles of Organization	*
3.2	Operating Agreement (included as Appendix A to the prospectus filed as part of the registrant's registration statement on Form S-11, as filed with the Securities and Commission on April 23, 2001)	—
3.3	Amended and Restated Operating Agreement (included as Appendix A to the registrant's Pre-Effective Amendment No. 6 to its Registration Statement on Form S-11, as filed with the Securities and Commission on October 28, 2002)	—
4.1	Subscription Agreement and Power of Attorney	**
5.1	Opinion of Kummer Kaempfer Bonner & Renshaw, with respect to the legality of the units	***
8.1	Opinion of Kummer Kaempfer Bonner & Renshaw, with respect to federal income tax matters	5
10.1	Form of Escrow Agreement	**
23.1	Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 5.1)	—
23.2	Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 8.1)	—
23.3	Consents of Beadle, McBride & Reeves, LLP	****

*	=	Previously filed as an exhibit to the registrant's Registration Statement on Form S-11, as filed with the Securities and Commission on April 23, 2001.
**	=	Previously filed as an exhibit to the registrant's Pre-Effective Amendment No. 3 to its Registration Statement on Form S-11, as filed with the Securities and Commission on August 30, 2002.
***	=	Previously filed as an exhibit to the registrant's Pre-Effective Amendment No. 4 to its Registration Statement on Form S-11, as filed with the Securities and Commission on September 30, 2002.
****	=	Previously filed as an exhibit to the registrant's Pre-Effective Amendment No. 6 to its Registration Statement on Form S-11, as filed with the Securities and Commission on October 28, 2002.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 36. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX